                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           SUPERGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  $125 Per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously by written preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                 SUPERGEN, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1999

                            ------------------------

To the Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 5, 1999 at 2:00 p.m., local time, at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, California 94583 for the following purposes:

    1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To ratify and approve an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") increasing the number of shares of Common Stock authorized for issuance by 600,000 shares for a total of 3,850,000 shares reserved under the Plan.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1999.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only holders of record of the Company's Common Stock at the close of business on March 31, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          JOSEPH RUBINFELD
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                          AND DIRECTOR

San Ramon, California
April 8, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                 SUPERGEN, INC.

                                ----------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of SuperGen, Inc. ("We," "SuperGen," or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 5, 1999 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, California 94583. The Company's headquarters is located at Two Annabel Lane, Suite 220, San Ramon, California 94583, and the telephone number at that location is (925) 327-0200.

    These proxy solicitation materials were mailed on or about April 8, 1999, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

    Stockholders of record at the close of business on March 31, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 21,094,608 shares of the Company's Common Stock were issued and outstanding. No shares of Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING PROCEDURES

    Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. Votes cast in person or by proxy will be tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent.

    Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted (i) "FOR" the election of each of the Company's nominees as a director (ii) "FOR" ratification and approval of an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") increasing the number of shares of Common Stock authorized for issuance by 600,000 to 3,850,000 shares and (iii) "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, we believe that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Accordingly, abstentions will have the same effect as a vote against proposals set forth in this Proxy Statement. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

COSTS OF SOLICITATION OF PROXIES

    We will bear the costs of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, letter or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of our stockholders intended to be presented at the regularly scheduled 2000 Annual Meeting of Stockholders must be received by us no later than December 10, 1999, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    Our Board of Directors (the "Board") is currently composed of five members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below, all of whom are currently directors of the Company, for election as directors. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

VOTE REQUIRED

    The five (5) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

INFORMATION REGARDING NOMINEES

NAME                                   AGE                    PRINCIPAL OCCUPATION
----------------------------------     ---     ---------------------------------------------------
Joseph Rubinfeld..................     66      President, Chief Executive Officer and Director of
                                                the Company

Denis Burger (1)(2)...............     55      President and Chief Executive Officer, AVI
                                                BioPharma, Inc.

Lawrence J. Ellison...............     54      Chief Executive Officer and Chairman of the Board
                                                of Oracle Corporation

Julius A. Vida (2)................     70      President, Vida International Pharmaceutical
                                                Consultants

Daniel Zurr (1)(2)................     53      President and Chief Executive Officer, Quark
                                                Biotech, Inc.

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    JOSEPH RUBINFELD, PH.D. co-founded the Company in 1991. He has served as Chief Executive Officer, President and a director of the Company since its inception and was Chief Scientific Officer from inception until September 1997. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, he was a Senior Director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company International Division ("Bristol-Myers") in a variety of positions, most recently as Vice President and Director of Research and Development. While at Bristol-Myers, Dr. Rubinfeld was instrumental in licensing the original anticancer line of products for Bristol-Myers, including mitomycin and bleomycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough Corporation and Colgate-Palmolive Co. Dr. Rubinfeld is a member of the Board of Directors of AVI BioPharma, Inc. and NeoTherapeutics, Inc. He received his B.S. in chemistry from C.C.N.Y., and his M.A. and Ph.D. in chemistry from Columbia University. Dr. Rubinfeld has numerous patents and/or publications on a wide range of inventions and developments including the 10-second developer for Polaroid film, manufacture of cephalosporins and the first commercial synthetic biodegradable detergent. In 1984 Dr. Rubinfeld received the Common Wealth Award for Invention.

    DENIS BURGER, PH.D. has served as a director of the Company since January 1996. Dr. Burger has served as President and Chief Operating Officer of AVI BioPharma, Inc. (formerly AntiVirals, Inc.) a biotechnology company specializing in gene-targeted therapeutic and diagnostic products since February 1992 and as Chief Executive Officer since February 1996. Dr. Burger was a co-founder of Epitope, Inc., a biotechnology company, and served as its Chairman from 1981 until 1990. He has also been the general partner of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of Cellegy Pharmaceuticals, Inc., AVI BioPharma, Inc. and Trinity Biotech, PLC. He received his B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. in Microbiology and Immunology from the University of Arizona, Tucson.

    LAWRENCE J. ELLISON has been a director of the Company since June 1997. Mr. Ellison is Chief Executive Officer and Chairman of the Board of Directors of Oracle Corporation, a company he founded in May 1977. Mr. Ellison is co-chairman of California's Council on Information Technology and is a member of the Board of Directors of Apple Computer, Inc., a computer hardware company, and CRT Group PLC, a U.K. training and recruiting company.

    JULIUS A. VIDA, PH.D. has served as a director of the Company since January 1996. Since June 1993, Dr. Vida has served as President of Vida International Pharmaceutical Consultants. From 1976 to May 1993, Dr. Vida worked at Bristol-Myers, where he served as Vice President of Business Development, Licensing and Strategic Planning from 1991 to 1993, as Vice President of Licensing from 1985 to 1991 and as Director of Licensing from 1982 to 1985. Dr. Vida is a member of the Board of Directors of Biomatrix, Inc. and Medarex, Inc., both biotechnology companies. Dr. Vida received his Ph.D. in Chemistry from Carnegie Mellon University and his M.B.A. from Columbia University.

    DANIEL ZURR, PH.D. has been a director of the Company since January 1994. Dr. Zurr currently serves as President and Chief Executive Officer of Quark Biotech, Inc. (formerly Expression Systems, Inc.). Dr. Zurr served as Scientific Director and Business Development Director of the Pharmaceutical Division of Israel Chemicals, Ltd., an Israeli limited liability company, from 1984 to 1985. He also served as Director of Licensing at G.D. Searle & Company, Limited, from 1980 to 1983. He was Chief Executive Officer of Plantex-Ikapharm, an Israeli pharmaceutical company, from 1975 to 1980. Dr. Zurr received his M.Sc. at the Hebrew University of Jerusalem and his Ph.D. from the Imperial College University of London in 1972.

BOARD MEETINGS AND COMMITTEES

    During the year ended December 31, 1998, the Board held four meetings (including regularly scheduled and special meetings). With the exception of Mr. Ellison, all of the incumbent directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served. The Board approved certain matters by unanimous written consent.

    The Board currently has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee is composed of Dr. Burger, Dr. Vida and Dr. Zurr and the Compensation Committee is composed of Dr. Burger and Dr. Zurr. We have no nominating committee or committee performing similar functions.

    AUDIT COMMITTEE. The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The Audit Committee held one meeting during 1998.

    COMPENSATION COMMITTEE. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The Compensation Committee took action by unanimous written consent during 1998.

DIRECTOR COMPENSATION

    All non-employee directors (the "Outside Directors") of the Company receive $1,000 in compensation for attendance at each meeting of the Board, and Board Committee members shall each receive $1,000 for each Board Committee meeting held on a day on which no Board meeting is held. Directors and Board Committee members are also reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. We have adopted the 1996 Directors' Stock Option Plan providing for stock options to be granted to certain non-employee directors.

                                  PROPOSAL TWO
                       AMENDMENT TO AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

GENERAL

    Our Amended and Restated 1993 Stock Option Plan (the "1993 Plan") provides for the granting to employees of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights. The 1993 Plan was originally adopted by the Board in December 1993 and approved by the Company's stockholders in January 1994. Unless terminated sooner, the 1993 Plan will terminate automatically in December 2003.

    In February 1999, the Board voted to increase the number of shares authorized for issuance under the 1993 Plan by an aggregate of 600,000 shares, bringing the total shares currently reserved for issuance under the 1993 Plan to 3,850,000 shares. Proposal Two seeks stockholder approval of the increase in shares authorized under the 1993 Plan. As of the Record Date and after giving effect to the proposed 600,000 share increase, there were 846,445 shares available for future grant under the 1993 Plan. Approval of this amendment to the 1993 Plan also perfects the stockholder approval requirement of Section 422 of the Code.

    We believe that stock options play a key role in our ability to recruit, reward and retain executives and key employees. Companies like SuperGen have historically used stock options as an important part of recruitment and retention packages. We compete directly with other companies for experienced executives and sales personnel and believe that we must be able to offer comparable packages to attract the caliber of individual necessary to our business. Our growth is partly responsible for the need to increase shares issuable under the 1993 Plan. The total number of employees has increased from 30 full-time employees as of December 31, 1996, to 55 full-time employees, one part-time employee and approximately four consultants as of March 31, 1999.

VOTE REQUIRED

    The affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal will be required to ratify and approve the amendment to the 1993 Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 PLAN.

    The essential provisions of the 1993 Plan are outlined below.

ADMINISTRATION

    The 1993 Plan may be administered by the Board, the Compensation Committee or a committee appointed by the Board. The 1993 Plan is currently administered by the Compensation Committee (hereinafter referred to as the "Administrator") composed of Dr. Burger and Dr. Zurr.

ELIGIBILITY; LIMITS ON GRANTS

    The 1993 Plan provides that options and stock purchase rights may be granted to employees, officers, directors and consultants to the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options and stock purchase rights are granted and the number of shares subject to each. The 1993 Plan is administered so as to satisfy certain requirements under the federal securities laws, including under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Code.

    The 1993 Plan limits the discretion allowed to the Administrator in granting options. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to options exercised by certain executive officers under the 1993 Plan. The limitation provides that under the 1993 Plan no employee may be granted in any one fiscal year options and stock purchase rights to receive more than 500,000 shares of Common Stock (except in connection with the commencement of employment, in which case options and stock purchase rights to purchase no more than an additional 200,000 shares may be granted). See discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options exercised under the 1993 Plan.

    As of March 31, 1999, there were approximately 55 employees and four consultants currently eligible to participate in the 1993 Plan, and 75 optionees, including consultants, held outstanding options under the 1993 Plan.

TERMS OF OPTIONS AND STOCK PURCHASE RIGHTS

    The terms of options and stock purchase rights granted under the 1993 Plan are determined by the Administrator but may not be longer than ten years, except in the case of incentive stock options granted to an optionee who at the time of grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "10% Stockholder"), for whom the term of each option may not be longer than five years. Each option or stock purchase right is evidenced by a written agreement between the Company and the optionee to whom such option or stock purchase right is granted and is subject to the following additional terms and conditions:

        (a) EXERCISE OF THE OPTION: The Administrator determines when options may be exercisable. Shares subject to an option generally vest and are exercisable over four (4) years at the rate of one-quarter "1/4" of the shares on the first anniversary of the option grant and the balance of the shares subject to the option vesting at the rate of 1/36th per month thereafter. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares to be purchased upon exercise of any option may be paid, at the discretion of the Administrator, in cash, check, or other shares of Common Stock (with some restrictions), or, if specified in the optionee's option agreement, promissory note, cashless exercise, a reduction in the amount of any Company liability to the optionee, any combination thereof, or other legally permitted consideration.

        (b) EXERCISE PRICE: The exercise price under the 1993 Plan is determined by the Administrator, provided that, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and, provided further, that, in the case of an incentive stock option granted to a 10% Stockholder, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted. In the case of a non-statutory stock option, the exercise price is determined by the Administrator; however, in the case of a non-statutory option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted.

        (c) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP: If an optionee's status as an employee or consultant terminates for any reason other than death or disability, an option under the 1993 Plan may be exercised not later than thirty (30) days (or such other period of time, not exceeding three months in the case of incentive options, as is determined by the Administrator and specified in the optionee's option agreement) after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

        (d) DISABILITY OF OPTIONEE: If an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's disability (as defined in Section 22(e)(3) of the Code), an option may be exercised within twelve (12) months after termination of employment due to such disability (but in no event later than the date of expiration of the term of the option), but only to the extent such option was exercisable and vested on the date of termination.

        (e) DEATH OF OPTIONEE: If an optionee should die while employed by the Company, an option may be exercised by the optionee's estate at any time within twelve (12) months after the date of death (but in no event later than the date of expiration of the term of the option), but only to the extent such options were exercisable and vested on the date of death.

        (f) TERMINATION OF OPTIONS: Stock options granted under the 1993 Plan expire as determined by the Administrator, but in no event later than ten
    (10) years from the date of grant. However, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option may not be greater than five (5) years. Under the form of option agreement currently used by the Company, options generally expire ten (10) years from the date of grant.

        (g) NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS: Unless otherwise specified by the Administrator, options and stock purchase rights are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

        (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1993 Plan as may be determined by the Administrator.

    The 1993 Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the 1993 Plan and/or cash awards made outside the Plan. Upon the granting of a stock purchase right under the 1993 Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree is entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed six (6) months from the date of grant). The offer is accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

    Unless the Administrator determines otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability as defined in Section 22(e)(3) of the Code). The purchase price for shares repurchased pursuant to this repurchase option is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at such rate as the Administrator may determine.

    Upon exercise of a stock purchase right, the purchaser has all rights of a stockholder of the Company. As of the Record Date, the Company has not granted any stock purchase rights under the 1993 Plan.

CHANGES IN CAPITALIZATION

    In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment will be made in the number of shares reserved for issuance under the 1993 Plan and in the number of shares subject to outstanding options and stock purchase rights under the 1993 Plan, as well as in the price per share of Common Stock covered by such options and stock purchase rights. Such adjustment will be made by the Board, whose determination will be final, binding and conclusive.

    In the event of the proposed dissolution or liquidation of the Company, options and stock purchase rights outstanding under the 1993 Plan will terminate immediately prior to such action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, outstanding options and stock purchase rights may be assumed or an equivalent option or stock purchase right may be substituted by the successor entity. If such outstanding options and stock purchase rights are not assumed or substituted, however, the Administrator must provide for all or some part of the options and stock purchase rights to become fully vested and immediately exercisable for a period of fifteen (15) days.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board may amend the 1993 Plan at any time, or may terminate the 1993 Plan, without stockholder approval; provided, however, that stockholder approval is required for any amendment to the 1993 Plan for which stockholder approval would be required under the Code or other applicable rules, and no action by the Board or stockholders may unilaterally impair any option or stock purchase right previously granted under the 1993 Plan. In any event, the 1993 Plan will terminate in December 2003. Any options outstanding under the 1993 Plan at the time of its termination will remain outstanding until they expire by their terms.

TAX INFORMATION

    THE FOLLOWING IS A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1993 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

    INCENTIVE STOCK OPTIONS

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    NON-STATUTORY STOCK OPTIONS

    All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the option's exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS

    Stock purchase rights will generally be taxed in the same manner as non-statutory stock options. However, the stock issued upon exercise of a stock purchase right is usually subject to the Company's right to repurchase such stock upon the purchaser's termination of employment with the Company, which right lapses progressively over time. As a result, at the time of purchase, this restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the date or dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

    Notwithstanding the foregoing, a purchaser may accelerate the date of his or her recognition of ordinary income, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date.

    Different rules may apply in the case of purchasers who are subject to
Section 16 of the Exchange Act.

PARTICIPATION IN THE 1993 PLAN

    The grant of options and stock purchase rights under the 1993 Plan to eligible employees and consultants is subject to the discretion of the Administrator. The table on page 13 sets forth information with respect to options granted under the 1993 Plan during 1998 to each of the officers named in the Summary Compensation Table. The term of options under the 1993 Plan (other than those granted to 10% Stockholders, as to which the term is five years from the date of grant) is generally ten years from the date of grant.

                                 PROPOSAL THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the stockholders vote for ratification of such appointment.

    Ernst & Young LLP has audited our financial statements since March 1994. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

    Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

            SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 1999 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors;
(iii) each of the officers named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.

                                                                                  SHARES      PERCENTAGE
                                                                                BENEFICIALLY BENEFICIALLY
NAME                                                                             OWNED (1)     OWNED (%)
------------------------------------------------------------------------------  -----------  -------------
Tako Ventures, LLC (2)........................................................   4,493,683          19.7
Lawrence J. Ellison
  c/o Oracle Corporation
  500 Oracle Parkway
  Redwood Shores, CA 94065

Joseph Rubinfeld (3)..........................................................   2,590,918          11.8
  c/o SuperGen, Inc.
  Two Annabel Lane, Suite 220
  San Ramon, CA 94583

J. Gregory Swendsen (4).......................................................   1,506,250           7.1
  703 Market Street
  San Francisco, CA 94103

Frank Brenner (5).............................................................     130,260             *

Rajesh Shrotriya (6)..........................................................      97,142             *

Luigi Lenaz (7)...............................................................      38,021             *

Frederick Grab (8)............................................................      57,410             *

Julius A. Vida (9)............................................................      40,000             *

Denis Burger (10).............................................................      40,000             *

Daniel Zurr (10)..............................................................      40,000             *

All current directors and executive officers as a group (11 persons) (11).....   7,661,584          31.6

------------------------

* Less than 1%.

 (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at May 30, 1999 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Includes 1,775,000 shares issuable upon exercise of warrants to purchase shares of Common Stock and exercisable at May 30, 1999. Tako Ventures, LLC is an investment entity controlled by Lawrence J. Ellison, a director of the Company.

 (3) Includes 1,694,500 shares held jointly by Joseph and Loretta Rubinfeld, husband and wife, 20,000 shares held individually by Joseph Rubinfeld, 35,000 shares held by Joseph and Loretta Rubinfeld as custodians under the California Uniform Transfers to Minors Act, 839,167 shares issuable upon exercise of options to purchase shares of Common Stock exercisable by Joseph Rubinfeld at May 30, 1999, and options to purchase 2,251 shares of Common Stock exercisable by Loretta Rubinfeld, his wife, at May 30, 1999.

 (4) Represents 1,506,250 shares held jointly by J. Gregory Swendsen and Susan
     H. Bell, Co-Trustees of The J. Gregory Swendsen and Susan H. Bell Revocable Inter Vivos Trust.

 (5) Includes warrants to purchase 3,300 shares of Common Stock exercisable at May 30, 1999, held by Frank Brenner and Christine Carey, his wife, as joint tenants. Also includes 55,923 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable by Frank Brenner at May 30, 1999, and options to purchase 50,155 shares of Common Stock exercisable by Christine Carey, his wife, at May 30, 1999. Mr. Brenner resigned the position Vice President of Sales in January 1999. He remains an employee of SuperGen.

 (6) Includes 85,642 shares issuable upon the exercise of stock options to purchase shares of Common Stock and 2,000 shares issuable upon the exercise of warrants to purchase shares of Common Stock, each exercisable at May 30, 1999.

 (7) Includes 36,521 shares issuable upon the exercise of stock options to purchase shares of Common Stock exercisable at May 30, 1999.

 (8) Includes 1,285 shares held jointly by Frederick and Elaine Grab, husband and wife, 300 shares held individually by Frederick Grab, and 55,825 shares issuable on the exercise of stock options to purchase shares of Common Stock exercisable at May 30, 1999.

 (9) Represents 40,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock issuable at May 30, 1999. Does not include an additional 25,000 shares issuable upon the exercise of a performance-based option to purchase Common Stock of the Company.

 (10) Represents 40,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock issuable at May 30, 1999.

 (11) See footnotes (2) through (10). Includes 1,792,633 shares issuable upon exercise of warrants to purchase shares of Common Stock and 1,357,300 shares issuable upon the exercise of stock options to purchase shares of Common Stock held by executive officers and directors which are exercisable at May 30, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the Securities and Exchange Commission (the "SEC") reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee was formed in January of 1993 and is currently composed of Dr. Burger and Dr. Zurr. Dr. Burger is also a director of the Company and the President and Chief Executive Officer of AVI BioPharma, Inc. Dr. Zurr is also a director of the Company and the President and Chief Executive Officer of Quark Biotech, Inc. Dr. Rubinfeld is a member of the Boards of Directors of Quark Biotech, Inc. and AVI BioPharma, Inc., and serves on the compensation committee of AVI BioPharma, Inc. No member of the Compensation Committee is or was formerly an officer, employee or consultant of the Company.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during the last three fiscal years.

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                      ANNUAL COMPENSATION                    AWARDS
                                        ------------------------------------------------  -------------
                                                               OTHER ANNUAL                SECURITIES      ALL OTHER
                                                    SALARY     COMPENSATION                UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR        ($)         ($)(2)       BONUS ($)   OPTIONS (#)        ($)
--------------------------------------  ---------  ---------  ---------------  ---------  -------------  -------------

Joseph Rubinfeld, Ph.D. (1)...........       1998    350,000         7,500       158,800      200,000          4,800(3)
  President and Chief Executive              1997    286,250         7,312       159,000      400,000          4,800
  Officer                                    1996    250,000            --       312,500      500,000         41,430

Rajesh Shrotriya, M.D.................       1998    187,775         5,812         4,800       13,500          4,800(3)
  Executive Vice President and Chief         1997    171,667           727         4,700      135,000        122,397
  Scientific Officer                         1996        N/A           N/A           N/A          N/A            N/A

Luigi Lenaz, M.D. (4).................       1998    162,400            --         4,200       50,000          4,800(3)
  Senior Vice President of Clinical          1997     40,000            --        15,000       75,000             --
  Research and Medical Affairs               1996        N/A           N/A           N/A          N/A            N/A

Frank Brenner (5).....................       1998    114,695            --        24,000        1,000          4,461(3)
  Vice President of Sales                    1997    110,500            --        32,900           --          3,566
                                             1996    112,000            --         5,400           --          3,750

Frederick L. Grab, Ph.D. (6)..........       1998    106,575            --         2,800        7,000          3,314(3)
  Vice President of Pharmaceutical           1997    104,800            --         3,789           --          9,783(7)
  Operations                                 1996     61,029            --            --       70,000             --

------------------------

(1) Dr. Rubinfeld's amended Employment Agreement provides for an annual base salary of $350,000 (increased from $250,000 effective October 1, 1997) and a minimum annual performance bonus (a "Minimum Bonus") which the Board or its Compensation Committee has set at $150,000 and which may be drawn in advance from the ensuing year. In 1996, Dr. Rubinfeld was paid a bonus of $312,500, which included his Minimum Bonus for 1996 and a draw upon his entire Minimum Bonus for 1997. In 1997, he was paid a bonus of $159,000, which included a draw upon his entire Minimum Bonus for 1998. In 1998 he was paid $158,800 which included the balance of his total 1998 bonus which the Compensation Committee set at $300,000.

(2) Represents use of Company leased vehicles.

(3) Represents 401(k) contribution.

(4) Dr. Lenaz joined the Company in October 1997.

(5) Mr. Brenner resigned the position of Vice President of Sales in January 1999. He remains an employee of SuperGen.

(6) Dr. Grab joined the Company in July 1996.

(7) Includes 401(k) contribution of $3,150 and relocation reimbursement of $6,633.

OPTION GRANTS IN 1998

    The following table shows, as to the Named Officers, information concerning stock options granted during 1998.

                                                                                                       POTENTIAL REALIZABLE
                                                                INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                             --------------------------------------------------------    ANNUAL RATES OF
                                              NUMBER OF                                                    STOCK PRICE
                                             SECURITIES   PERCENT OF TOTAL                               APPRECIATION FOR
                                             UNDERLYING    OPTIONS GRANTED    EXERCISE                  OPTION TERM($)(2)
                                               OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   --------------------
NAME                                         GRANTED(1)    FISCAL YEAR(1)     SHARE($)       DATE         5%         10%
-------------------------------------------  -----------  -----------------  -----------  -----------  ---------  ---------
Joseph Rubinfeld, Ph.D.....................     100,000            14.8%         14.500     05/07/08     911,897  2,310,927
                                                100,000            14.8%          5.875     09/02/08     369,476    936,324

Rajesh Shrotriya, M.D......................      13,500             2.0%          5.875     09/02/08      49,879    126,404

Luigi Lenaz, M.D...........................      15,000             2.2%          6.500     12/22/08      61,317    155,390
                                                 25,000             3.7%         13.375     01/26/08     210,287    532,908
                                                 10,000             1.5%          5.875     09/02/08      36,948     93,632

Frank Brenner..............................       1,000             0.1%          5.875     09/02/08       3,695      9,363

Frederick L. Grab, Ph.D....................       7,000             1.0%          5.875     09/02/08      25,863     65,543

------------------------------

(1) The Company granted options to acquire 675,128 shares to employees in 1998.

(2) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in 1998, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rates specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. The amounts reflected in this table may never be achieved.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth, as to the Named Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for unexercised "in-the-money" options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1998. No options were exercised by the Named Officers in 1998.

                                                                                       VALUE OF UNEXERCISED IN-THE-MONEY
                                                    NUMBER OF SECURITIES UNDERLYING               OPTIONS AT
                                                         UNEXERCISED OPTIONS AT               FISCAL YEAR END (1)
                                                            FISCAL YEAR END            ---------------------------------
                                                   ----------------------------------   EXERCISABLE
NAME                                               EXERCISABLE (#)  UNEXERCISABLE (#)       ($)        UNEXERCISABLE ($)
-------------------------------------------------  ---------------  -----------------  --------------  -----------------
Joseph Rubinfeld, Ph.D...........................       739,166           360,834         1,557,188          405,313

Rajesh Shrotriya, M.D............................        74,646            73,854             4,556           41,006

Luigi Lenaz, M.D.................................        16,625           108,375             3,375           71,625

Frank Brenner....................................        54,975             4,025           467,076           16,319

Frederick L. Grab, Ph.D..........................        47,367            29,633             2,363           21,263

------------------------------

(1) The value of underlying securities is based on the $9.25 per share closing price of the Company's Common on December 31, 1998 (the last market trading day in 1998), minus the aggregate exercise price.

EMPLOYMENT AGREEMENTS

    We maintain an employment agreement with Joseph Rubinfeld (the "Employment Agreement"). The Employment Agreement, as restated January 1, 1998, provides for his employment as President and Chief Executive Officer at an annual base salary of at least $350,000 commencing October 1, 1997 and an annual minimum performance bonus ("Minimum Bonus"), which Minimum Bonus was set by the Board or its Compensation Committee at $150,000 for 1996, 1997, 1998, and 1999, with the added condition that in each of such years Dr. Rubinfeld be allowed to draw against the Minimum Bonus for the ensuing year. As an additional incentive, under the terms of the Employment Agreement, we issued Dr. Rubinfeld an option to purchase up to 500,000 shares of Common Stock at a per share exercise price of $6.00. Of the shares subject to this option, twenty-five percent (25%) were vested and exercisable as of March 12, 1996 and an additional 1/36th of the remaining shares vested and became exercisable at the end of each month thereafter. This option vested in full in March 1999. The Employment Agreement provides for an employment term through December 31, 1999.

    The Employment Agreement provides for annual adjustments to compensate for changes in the cost of living, and such additional salary or incentive compensation as the Compensation Committee of the Board may determine from time to time. The Employment Agreement provides for participation in our employee benefit plans and such other plans as we may institute for the benefit of our executive employees.

    We entered into an employment agreement with Frank Brenner dated February 1, 1994, which provided for his employment as Vice President, Marketing and Sales, at an annual salary of at least $85,000 and an employment term through December 31, 1997, which was the date of termination of this agreement. Mr. Brenner continued to serve the Company in the capacity of Vice President of Sales until he resigned that position in January 1999. He remains an employee of SuperGen.

CERTAIN TRANSACTIONS

    INVESTMENT BY TAKO VENTURES, LLC. On June 17, 1997, we entered into an agreement with Tako Ventures, LLC ("Tako"), an investment entity controlled by Lawrence J. Ellison, a director of the Company, for a private placement in our Common Stock (the "Tako Agreement"). Under the Tako Agreement, Tako paid $15.3 million for 1,700,000 shares of unregistered restricted common stock. We also issued Tako an option to purchase up to 850,000 shares of common stock at $9.00 per share and warrants to acquire up to 1,275,000 shares of common stock at $13.50 per share until June 2007. On November 18, 1997, Tako exercised its option and purchased 850,000 shares of common stock for a total purchase price of $7,650,000. The initial purchase of shares under the Tako Agreement reflected a discount to market of approximately 20% using the market price of SuperGen common stock of $11.25 on April 2, 1997 (the date terms were established for the agreement). The market price of SuperGen common stock on June 17, 1997, the execution date of the Tako Agreement, was $13.25. We have calculated the aggregate value of the options and warrants issued in this transaction, using the Black Scholes valuation model, to be approximately $6.7 million.

    Pursuant to the terms of the Tako Agreement, Mr. Ellison became a director of SuperGen in June 1997. As long as Tako owns not less than 850,000 shares of common stock, the Board of Directors will nominate and recommend Mr. Ellison or another representative of Tako for election as director.

    The Tako Agreement contains provisions regarding sales or issuances of stock below a set minimum price of $9.00 during a two-year period commencing June 1997. Sales or issuances of stock below the set minimum price trigger adjustments to the exercise price of the Tako warrants and the issuance of additional shares of common stock, at no cost to Tako. As a result of a December 1998 private placement of 460,000 shares of unregistered restricted common stock to a third party investor at a price below the set minimum price, we issued an additional 107,333 shares to Tako and reduced the warrant exercise price for 230,000 shares from $13.50 to $10.35.

    In January 1999, Tako exercised its pre-emptive rights pursuant to the Tako Agreement and purchased 61,350 shares of unregistered restricted common stock for a total purchase price of $400,002. This transaction reflected a discount of 4% to a weighted average stock price for a specific period of time. We granted registration rights in connection with this transaction.

    In March 1999, we executed a secured promissory note with Tako under which we may draw up to $5 million through December 31, 1999. In connection with this note, we granted Tako a warrant to acquire up to 500,000 shares of unregistered restricted common stock at $11.00 per share until March 25, 2004. We will amortize the estimated value of this warrant, $2 million, through non-cash charges to operations in 1999.

    CONSULTING AGREEMENTS. We maintain an agreement for consulting services in the area of corporate development with one director, Julius A. Vida. During 1998, payments under this agreement totaled $24,000.

    AMUR PHARMACEUTICALS, INC. INVESTMENT. We own 519,665 shares of common stock of AMUR Pharmaceuticals, Inc. a Delaware corporation ("Amur"), as well as 99,665 shares of Series B Preferred Stock purchased in February 1998 for approximately $200,000. We hold 9.2% of the outstanding voting stock of Amur and we have rights to purchase an additional 300,335 shares of Amur Common Stock, which rights expire July 31, 2001. Dr. Rubinfeld is a former director of Amur and has rights to purchase an aggregate of 42,000 shares of Amur Common Stock.

    QUARK BIOTECH, INC. INVESTMENT. In May 1997, we made an equity investment of $500,000 in Series C Preferred Stock of Quark Biotech, Inc. ("QBI"), a biotechnology company, representing less than 1% of the outstanding stock of QBI, and in September 1997 were issued a warrant to purchase 31,250 shares of Series D Preferred Stock. Dr. Rubinfeld, Mr. Ellison (through Tako Ventures,
LLC), and Dr. Zurr, directors and stockholders of SuperGen, beneficially own an aggregate of 11,924,413 shares, or approximately 63%, of QBI as of the Record Date. Dr. Rubinfeld, Mr. Ellison, and Dr. Zurr are also directors of QBI. Dr. Zurr is the President and Chief Executive Officer of QBI.

    PROPERTY LEASE WITH QBI. In November 1997, we leased approximately one-third of the laboratory square footage at the SuperGen Pharmaceutical Research Institute to QBI for $3,000 per month for three years, plus its pro rata share of specified common expenses. We also completed building and laboratory improvements and purchased furniture on behalf of QBI for a total of approximately $750,000, of which $300,000 was reimbursed by QBI in 1997 and of which the balance is to be reimbursed by QBI.

    OPTION GRANTS TO EXECUTIVE OFFICERS. In 1998, we granted stock options under the 1993 Plan to the following executive officers:

                                                                                  PER SHARE
                                                                     NO. OF       EXERCISE
OFFICER                                            DATE OF GRANT     SHARES         PRICE
-------------------------------------------------  -------------  ------------  -------------

Frank Brenner....................................      09/02/98         1,000     $   5.875

Frederick Grab...................................      09/02/98         7,000         5.875

R. David Lauper..................................      09/02/98         7,500         5.875

Luigi Lenaz......................................      01/26/98        25,000        13.375

Luigi Lenaz......................................      09/02/98        10,000         5.875

Luigi Lenaz......................................      12/22/98        15,000         6.500

Joseph Rubinfeld.................................      05/07/98       100,000        14.500

Joseph Rubinfeld.................................      09/02/98       100,000         5.875

Rajesh Shrotriya.................................      09/02/98        13,500         5.875

Simeon Wrenn.....................................      09/02/98         6,950         5.875

    The per share exercise price of each of the above options is equal to the closing price of the Company's Common Stock on the date of grant. The options granted to Mr. Brenner, Dr. Grab, Dr. Lauper, Dr. Shrotriya, and Dr. Wrenn vest ratably over 30 months from the date of the grant. The 25,000 share option granted to Dr. Lenaz on January 27, 1998 vests as to 25% of the shares on January 27, 1999, with the balance of the shares vesting ratably over three years. The 10,000 share option granted to Dr. Lenaz on September 2, 1998 vests ratably over 30 months from the date of the grant. The 15,000 share option granted to Dr. Lenaz on December 22, 1998 vests ratably over three years from the date of the grant. The 100,000 share option granted to Dr. Rubinfeld on May 7, 1998 vests as to 25% of the shares on November 14, 1997, with the balance of the shares vesting ratably over three years. The 100,000 share option granted to Dr. Rubinfeld on September 2, 1998 vests ratably over three years from the date of the grant.

    MANAGEMENT INDEBTEDNESS. In June 1998, the Company loaned $85,000 to Dr. Shrotriya. This term loan, with an annual interest rate of 5.5% is due in full June 30, 1999. At December 31, 1998 and March 31, 1999 the balance of this loan, including interest, was $88,000 and $89,000, respectively.

    On September 8, 1998 the Company loaned $503,000 to Dr. Rubinfeld. This loan took the form of a promissory note with an annual interest rate of 5.5%. The loan balance and accrued interest thereupon, in the total amount of $505,000 was paid in full on September 30, 1998. At March 31, 1999, the loan balance is zero.

    EMPLOYMENT OF CERTAIN FAMILY MEMBERS. Among employees who earned more than $60,000 in 1998, three are immediate family members of Dr. Rubinfeld. The following table sets forth certain information concerning their relationships and annual aggregate salary and bonus amounts for the year ending December 31, 1998.

                                                                                   ANNUAL
EMPLOYEE NAME                              RELATIONSHIP                         COMPENSATION
-------------------  ---------------------------------------------------------  -------------
Joseph Iovino        Son-in-law of Dr. Rubinfeld                                 $    81,765
Kevin Rolens         Son-in-law of Dr. Rubinfeld                                 $    72,950
Steven Rubinfeld     Son of Dr. Rubinfeld                                        $   114,495

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board (the "Committee") consists of directors Denis Burger and Daniel Zurr, neither of whom is an employee or officer of the Company. The Committee was established in January 1996 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of SuperGen, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure that our compensation practices are sufficient to attract the necessary talent to enable growth from a development stage company into one with commercialized products.

    COMPENSATION COMMITTEE PURPOSES

    The Compensation Committee of the Board serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers, and all bonus and stock compensation to employees.

    Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated Company goals.

    Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of SuperGen are eligible to participate in the 1993 Plan, which was adopted prior to our initial public offering in March 1996. The 1993 Plan permits the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants typically vest over a four-year period and thus require the employee's continuing efforts. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of our success. See "Certain Transactions--Option Grants to Executive Officers."

    DESCRIPTION OF 401(K) PLAN

    We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We may make discretionary contributions, which will be allocated based upon the relative compensation of each participant with at least 1,000 hours of service during the plan year and who are employed on the last day of the plan year. Company contributions vest ratably over five years. For 1998, we intend to make a discretionary contribution at the rate of 3% of each eligible participant's salary as defined.

    1998 EXECUTIVE COMPENSATION

    Executive compensation for 1998 included base salary, cash bonuses, incentive stock option grants and other compensation. We issued cash bonuses in recognition of employee's prior service and contributions towards the achievement of Company goals.

    CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1998

    The compensation for Dr. Rubinfeld for 1998 was intended to reward him for increasing stockholder value. It included a base salary of $350,000 per annum adjusted for changes in the cost of living and an option to purchase 100,000 shares of SuperGen stock at an exercise price $14.50 per share granted on May 7, 1998, vesting as to 25% of the shares on November 14, 1997 with the balance of the shares vesting ratably over three years. In addition, Dr. Rubinfeld receives a Minimum Bonus which was set by the Board or its Compensation Committee at $150,000 for each of 1996, 1997, 1998 and 1999, with the added condition that in each of such years Dr. Rubinfeld be allowed to draw against the Minimum Bonus for the ensuing year. In 1997, Dr. Rubinfeld was paid a bonus of $159,000, which included a draw of $150,000 upon his entire Minimum Bonus for 1998. The Compensation Committee set his total 1998 bonus at $300,000 and the balance of the total 1998 bonus due him of $150,000 was paid in 1998. See "Executive Officer Compensation--Employment Agreements."

    SUMMARY

    The Compensation Committee advises the Board regarding our cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote our business goals and providing incentive for these persons to achieve goals which are intended to build long-term stockholder value.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Denis Burger, Chairman
Daniel Zurr

COMPANY STOCK PRICE PERFORMANCE GRAPH

    The following graph compares our cumulative total stockholder return with those of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on March 13, 1996 (the effective date of the Company's initial public offering) in the Company's Common Stock and on February 29, 1996 in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             SUPERGEN, INC.       NASDAQ STOCK MARKET (U.S.)         NASDAQ PHARMACEUTICALS
3/13/96                   100                               100                             100
12/31/96                  288                               119                              94
12/31/97                  353                               146                              97
12/31/98                  218                               203                             124

                                 OTHER MATTERS

    We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

San Ramon, California
April 8, 1999

                                    SUPERGEN, INC.
                                1993 STOCK OPTION PLAN

                       (AS AMENDED THROUGH FEBRUARY 20, 1999)



     1.   PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

          - to attract and retain the best available personnel for positions of substantial responsibility,

          - to provide additional incentive to Employees, Directors and Consultants, and

          -    to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)  "BOARD" means the Board of Directors of the Company.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (f)  "COMMON STOCK" means the Common Stock of the Company.

          (g)  "COMPANY" means SuperGen, Inc., a Delaware corporation.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

          (i) "CONTINUOUS STATUS AS A DIRECTOR OR CONSULTANT" means that the employment relationship, directorship or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as a Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)  "DIRECTOR" means a member of the Board.

          (k)  "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (q) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "OPTION" means a stock option granted pursuant to the Plan.

          (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (v) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

          (w) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option or Stock Purchase Right.

          (x) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y)  "PLAN" means this SuperGen, Inc. 1993 Stock Plan.

          (z) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

          (aa) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (bb) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (cc) "SECTION 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,850,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   ADMINISTRATION OF THE PLAN.

          (a)  PROCEDURE.

               (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

               (ii) to select the Employees, Directors and Consultants to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (v)    to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xii)  to institute an Option Exchange Program;

               (xiii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

     6.   LIMITATIONS.

          (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment relationship, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment relationship, directorship or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees, Directors and Consultants:

               (i) No Employee, Director or Consultant shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service with the Company, an Employee, Director or Consultant may be granted Options and Stock Purchase Rights to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

               (iv) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option or Stock Purchase Right will be counted against the limits set forth in subsections
(i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

     7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)    In the case of an Incentive Stock Option

                      (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                      (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)    cash;

               (ii)   check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF EMPLOYMENT, CONSULTING RELATIONSHIP OR DIRECTORSHIP. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          Notwithstanding the above, in the event of an Optionee's change in status from Consultant or Director to Employee or Employee or Director to Consultant, an Optionee's Continuous Status as a Director or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status from an Employee to a Consultant.

          (c) DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.
If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Sections 162(m) or 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     16.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17.  LIABILITY OF COMPANY.

          (a) INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

     18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

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                                 SUPERGEN, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 1999 and hereby appoints Joseph Rubinfeld, its proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of SuperGen, Inc. to be held on Wednesday, May 5, 1999, at 2:00 p.m. local time, at the San Ramon Marriott, 2600 Bishop Drive, San Ramon, CA 94583 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 CONTINUED AND TO BE SIGNED ON THE OTHER SIDE


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                          FOLD AND DETACH HERE

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                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this example    /X/

1. ELECTION OF DIRECTORS:
   Nominees: Joseph Rubinfeld, Denis Burger, Lawrence J. Ellison, Julius A. Vida, Daniel Zurr

   FOR             WITHHELD
   /  /               /  /


   /  /
         ---------------------------------------
         For all nominees except as noted above

2. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 600,000 SHARES TO 3,850,000 SHARES:

   FOR         AGAINST           ABSTAIN
   /  /         /  /               /  /


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999:

   FOR         AGAINST           ABSTAIN
   /  /         /  /               /  /

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature(s)______________________________    Dated___________, 1999

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
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                            FOLD AND DETACH HERE